                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT


The companies listed below are all of the subsidiaries of ACR Group, Inc. as of February 28, 1998. All of the companies are wholly-owned.




Name of Subsidiary                             State of Incorporation
------------------                             ----------------------

ACR Supply, Inc.                                       Texas
Total Supply, Inc.                                     Texas
Valley Supply, Inc.                                    Texas
Heating and Cooling Supply, Inc.                       Nevada
Time Energy Systems Southwest, Inc.                    Texas
Ener-Tech Industries, Inc.                             Tennessee
Florida Cooling Supply, Inc.                           Texas
West Coast HVAC Supply, Inc.                           Texas
Lifetime Filter, Inc.                                  Texas
Contractors Heating & Supply, Inc.                     Texas